UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2006

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Franklin Parkway, San Mateo, California	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 312-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

In accordance with the Indenture, dated as of May 11, 2001 (the “Indenture”), between Franklin Resources, Inc. (the “Company”) and The Bank of New York (the “Bank”), the Company redeemed on June 5, 2006 all of its outstanding Liquid Yield Option ™ Notes due 2031 (Zero Coupon-Senior) (the “LYONs”) for cash in the aggregate amount of $360,431.82. Because the Company paid all sums payable under the Indenture in connection with its redemption of the LYONs, the Indenture ceased, by its terms, to be of any further effect on June 5, 2006. The Company did not incur any material early termination penalties in connection with its termination of the Indenture. The Bank also serves as the Company’s transfer agent, registrar and dividend disbursing agent with respect to the Company’s common stock.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release dated June 5, 2006 regarding the completion of the redemption of the LYONs. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION
99.1	Press Release, dated June 5, 2006, issued by Franklin Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date: June 5, 2006	/s/ Barbara J. Green
Name: Barbara J. Green
Title: Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press Release, dated June 5, 2006, issued by Franklin Resources, Inc.